Exhibit 99.1

Transatlantic Holdings, Inc. Announces Third Quarter Results

NEW YORK--(BUSINESS WIRE)--October 23, 2008--Transatlantic Holdings, Inc. (NYSE: TRH) today reported a net loss for the third quarter of 2008 of ($107.5) million, or ($1.62) per common share (diluted), compared to net income of $141.7 million, or $2.12 per common share (diluted), in the third quarter of 2007. Net income for the first nine months of 2008 totaled $97.9 million, or $1.47 per common share (diluted), compared to $374.6 million, or $5.62 per common share (diluted), in the first nine months of 2007.

Commenting on the quarter, Robert F. Orlich, Chairman, President and Chief Executive Officer, said, “Results for the third quarter were impacted by tumultuous financial and credit markets and natural catastrophes. In particular, Hurricane Ike was a meaningful event, both in terms of its initial damage in the Gulf of Mexico and Texas and its significant trail of damage through Kentucky and Ohio. While we reported a net loss for the quarter, for the first nine months of this year we achieved an underwriting profit, substantial net income and net operating cash inflows ahead of last year’s pace.

“Stockholders’ equity declined this quarter, as was the case with many financial institutions. Despite a generally conservative investment portfolio, we recorded significant unrealized depreciation due mostly to the impact of an increase in credit spreads on our fixed maturity portfolio. In addition, we recorded unrealized currency translation losses caused by the strengthening of the U.S. dollar.”

Looking forward to the January 1, 2009 renewal season, Mr. Orlich added, “Despite the financial market volatility and recent large loss events, our capital and reserve positions remain strong. We see opportunities in the current environment that we will pursue for the right price. Catastrophe losses and financial market difficulties have strained market capacity, and we have already seen signs of market price stabilization that counteract trends from recent periods. In several classes and regions, we expect to see price increases.

“Transatlantic remains strong – and we are committed to our customers and markets worldwide. Our financial strength, history of excellent relationships with brokers and clients, strong ratings assigned by each of the major rating agencies and high quality and experienced staff continue to serve us well."

(Loss) income before income taxes for the third quarter of 2008 amounted to ($153.7) million compared to $174.7 million in the third quarter of 2007. Income before income taxes for the first nine months of 2008 amounted to $98.4 million compared to $463.3 million in the first nine months of 2007.

In the third quarter of 2008 and 2007, (loss) income before income taxes includes pre-tax realized net capital (losses) gains of ($157.6) million and $14.7 million, respectively. For the nine month periods, income before income taxes includes pre-tax realized net capital (losses) gains of ($232.5) million and $32.0 million in 2008 and 2007, respectively. Realized net capital losses in the 2008 periods, which include significant other-than-temporary impairment write-downs related to fixed maturity (including fixed maturities included in securities lending invested collateral) and equity securities, were due primarily to a severe decline in market values resulting from the downturn in the U.S. economy, ongoing turmoil in the financial markets and credit events related to certain financial industry companies. (Refer to the analysis of realized net capital (losses) gains in the Consolidated Statistical Supplement for detail of the components of realized net capital (losses) gains.)

(Loss) income before income taxes in the third quarter and first nine months of 2008 also includes estimated pre-tax net catastrophe costs of $146.1 million and $143.8 million, respectively, relating largely to Hurricane Ike. Income before income taxes in the third quarter and first nine months of 2007 also includes estimated pre-tax net catastrophe costs of $2.9 million and $56.6 million, respectively. The computation of net catastrophe costs involves a significant amount of judgment and is based on information available at the time of estimation.

Net premiums written for the third quarter of 2008 increased 11.1% to $1,094.2 million compared to $984.6 million in the third quarter of 2007. Net premiums written for the first nine months of 2008 increased 5.6% to $3,118.3 million compared to $2,951.9 million in the first nine months of 2007. (Refer to the table in the Consolidated Statistical Supplement presenting the effect of changes in foreign currency exchange rates on the increase in net premiums written between periods.) International business represented 51% of net premiums written in the first nine months of 2008 versus 50% in the first nine months of 2007.

Net losses and loss adjustment expenses incurred include estimated net adverse development related to losses (including catastrophe events) occurring in prior years which totaled $1 million and $11 million for the third quarter of 2008 and 2007, respectively, and $2 million and $47 million in the first nine months of 2008 and 2007, respectively.

The combined ratio for the third quarter of 2008 was 107.8% versus 93.7% in the comparable 2007 quarter. The combined ratio for the first nine months of 2008 was 98.7% versus 95.4% in the first nine months of 2007. The aggregate net impact of pre-tax catastrophe costs and estimated net loss reserve development related to losses occurring in prior years added 14.8% and 1.2% to the combined ratio for the third quarter of 2008 and 2007, respectively, and 5.0% and 3.4% to the combined ratio for the first nine months of 2008 and 2007, respectively.

Net loss and loss adjustment expense reserves increased $220.9 million during the third quarter of 2008, bringing the amount of such reserves to $7.54 billion at September 30, 2008. (Refer to the analysis of changes in net loss and loss adjustment expense reserves in the Consolidated Statistical Supplement for additional information.)

TRH’s loss ratio represents net losses and loss adjustment expenses incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of net commissions and other underwriting expenses expressed as a percentage of net premiums written. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable. The combined ratio and its components, as well as net loss and loss adjustment expense reserves, are presented in accordance with principles prescribed or permitted by insurance regulatory authorities, as these are standard measures in the insurance and reinsurance industries.

Net investment income totaled $110.4 million in the third quarter of 2008 compared to $112.2 million in the third quarter of 2007. Net investment income totaled $348.1 million for the first nine months of 2008 compared to $347.7 million for the first nine months of 2007. Investment income from limited partnerships was significantly lower in the 2008 periods than in the comparable 2007 periods. At September 30, 2008, investments totaled $11.23 billion. (Refer to the analysis of net investment income in the Consolidated Statistical Supplement for additional information.)

Net operating cash flows for the third quarter and first nine months of 2008 totaled $408.3 million and $901.7 million, respectively. Net operating cash flows for the third quarter and first nine months of 2007 totaled $353.1 million and $712.7 million, respectively. In the third quarter and first nine months of 2008, net repayments reduced TRH’s securities lending payable by $402.7 million and $841.3 million, respectively.

At September 30, 2008, TRH’s consolidated assets and stockholders’ equity were $14.64 billion and $3.02 billion, respectively. Book value per common share was $45.64.

In the third quarter of 2008, the Board of Directors declared a quarterly cash dividend of $0.19 per common share to stockholders of record as of November 21, 2008, payable on December 5, 2008.

On September 22, 2008, American International Group, Inc. (AIG), the holder of approximately 59% of the Company’s outstanding common stock, entered into an $85 billion revolving credit facility with the Federal Reserve Bank of New York and agreed to issue shares of preferred stock to a trust that will hold the shares for the benefit of the United States Treasury. In order to satisfy its repayment obligations for amounts borrowed under the revolving credit facility, AIG has publicly announced its intention to sell certain of its non-core assets. On September 29, 2008, the Company announced that a Special Committee of its independent directors was formed to evaluate proposals received from AIG relating to the possible disposition of, or other transactions involving, AIG's 59% common stock interest in the Company as well as any related business combination transactions involving the Company’s outstanding shares. The Special Committee is continuing its process, however, there can be no assurance as to whether or when AIG will dispose of all or any portion of its interest in the Company or whether or when the Company will engage in any transaction.

Visit – www.transre.com – for additional information about TRH.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about market conditions and expectations regarding the aggregate net impact on operating results from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 as well as its future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Statement of Operations Data:
	Three Months Ended
	September 30,
	2008	2007	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$1,094,182	$984,624	11.1%
Increase in net unearned premiums	(67,251)	(24,817)
Net premiums earned	1,026,931	959,807	7.0
Net investment income	110,433	112,244	(1.6)
Realized net capital (losses) gains	(157,604)	14,723
Total revenues	979,760	1,086,774	(9.8)

Expenses:
Net losses and loss adjustment expenses	848,258	630,053
Net commissions	241,705	249,344
Other underwriting expenses	33,638	26,597
Increase in deferred acquisition costs	(8,215)	(7,833)
Interest on senior notes	10,861	10,856
Other, net	7,197	3,017
Total expenses	1,133,444	912,034

(Loss) income before income taxes	(153,684)	174,740	-
Income taxes (benefits)	(46,163)	33,014
Net (loss) income	($ 107,521)	$141,726	-

Net (loss) income per common share:
Basic	($1.62)	$2.14	-
Diluted	(1.62)	2.12	-

Cash dividends per common share	0.190	0.160	18.8

Weighted average common
shares outstanding:
Basic	66,265	66,148
Diluted	66,265	66,732

Ratios:
Loss	82.6%	65.7%
Underwriting expense	25.2	28.0
Combined	107.8	93.7

Statement of Operations Data:
	Nine Months Ended
	September 30,
	2008	2007	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$3,118,319	$2,951,872	5.6%
Increase in net unearned premiums	(51,504)	(78,834)
Net premiums earned	3,066,815	2,873,038	6.7
Net investment income	348,135	347,665	0.1
Realized net capital (losses) gains	(232,523)	32,002
Total revenues	3,182,427	3,252,705	(2.2)

Expenses:
Net losses and loss adjustment expenses	2,204,313	1,947,623
Net commissions	739,008	736,041
Other underwriting expenses	97,854	80,227
Increase in deferred acquisition costs	(8,723)	(21,256)
Interest on senior notes	32,577	32,564
Other, net	18,982	14,237
Total expenses	3,084,011	2,789,436

(Loss) income before income taxes	98,416	463,269	(78.8)
Income taxes (benefits)	551	88,652
Net (loss) income	$97,865	$374,617	(73.9)

Net (loss) income per common share:
Basic	$1.48	$5.67	(73.9)
Diluted	1.47	5.62	(73.9)

Cash dividends per common share	0.540	0.455	18.7

Weighted average common
shares outstanding:
Basic	66,252	66,098
Diluted	66,762	66,604

Ratios:
Loss	71.9%	67.8%
Underwriting expense	26.8	27.6
Combined	98.7	95.4

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of September 30, 2008 and December 31, 2007

Balance Sheet Data:
	2008	2007
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2008-$1,177,861; 2007-$1,280,011)
	$1,219,675	$1,249,935
Available for sale, at fair value (amortized cost: 2008-$8,352,246; 2007-$8,034,738) (pledged, at fair value: 2008-$1,181,828; 2007-$1,966,364)

	7,928,655	8,099,252
Equities:
Available for sale, at fair value:
Common stocks (cost: 2008-$565,579; 2007-$572,468) (pledged, at fair value: 2008-$39; 2007-$21,900)
	507,073	587,373
Nonredeemable preferred stocks (cost: 2008-$121,087; 2007-$224,298)	113,134	197,870
Trading: common stocks, at fair value (cost: 2007-$35,916) (pledged, at fair value: 2007-$2,144)
	-	35,357
Other invested assets	268,016	250,921
Securities lending invested collateral, at fair value (amortized cost: 2008-$1,025,840; 2007-$2,053,271)
	959,756	2,012,031
Short-term investments, at cost (approximates fair value)	237,232	67,801
Total investments	11,233,541	12,500,540
Cash and cash equivalents	338,223	255,432
Accrued investment income	153,851	143,675
Premium balances receivable, net	723,997	641,026
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	858,081	1,074,643
Deferred acquisition costs	256,804	248,081
Prepaid reinsurance premiums	106,277	71,617
Deferred income taxes	763,018	426,600
Other assets	207,007	122,713
Total assets	$14,640,799	$15,484,327
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,371,470	$7,926,261
Unearned premiums	1,308,830	1,226,647
Securities lending payable	1,104,017	2,054,649
5.75% senior notes due December 14, 2015:
Affiliates	448,298	448,158
Other	298,865	298,772
Other liabilities	84,943	180,798
Total liabilities	11,616,423	12,135,285

Preferred Stock, $1.00 par value; shares authorized: 5,000,000; none issued	-	-
Common Stock, $1.00 par value; shares authorized: 100,000,000; shares issued: 2008-67,260,447; 2007-67,222,470
	67,260	67,222
Additional paid-in capital	267,043	249,853
Accumulated other comprehensive loss	(438,660)	(34,692)
Retained earnings	3,150,652	3,088,578
Treasury Stock, at cost; 988,900 shares of common stock	(21,919)	(21,919)
Total stockholders' equity	3,024,376	3,349,042
Total liabilities and stockholders' equity	$14,640,799	$15,484,327

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended
	September 30,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$408,304	$353,103

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	1,445,444	175,761
Proceeds of fixed maturities available for sale redeemed or matured	52,307	141,197
Proceeds of fixed maturities held to maturity redeemed	25,000	-
Proceeds of equities available for sale sold	344,614	360,584
Purchase of fixed maturities available for sale	(1,439,911)	(734,663)
Purchase of equities available for sale	(347,311)	(353,439)
Net sale (purchase) of other invested assets	406	952
Net sales (purchases) in securities lending invested collateral	133,800	(287,318)
Net purchase of short-term investments	(116,077)	(10,556)
Change in other liabilities for securities in course of settlement	(133,763)	69,190
Other, net	(13,666)	7,530
Net cash (used in) provided by investing activities	(49,157)	(630,762)
Cash flows from financing activities:
Net change in securities lending payable	(402,744)	287,318
Dividends to stockholders	(12,591)	(10,585)
Proceeds from common stock issued	366	1,323
Other, net	(130)	-
Net cash (used in) provided by financing activities	(415,099)	278,056
Effect of exchange rate changes on cash and cash equivalents	(6,541)	2,017
Change in cash and cash equivalents	(62,493)	2,414
Cash and cash equivalents, beginning of period	400,716	223,655
Cash and cash equivalents, end of period	$338,223	$226,069

Supplemental cash flow information:
Income taxes paid, net	$25,807	$38,888
Interest paid on senior notes	-	-

Condensed Cash Flow Data:
	Nine Months Ended
	September 30,
	2008	2007
	(in thousands)
Net cash provided by operating activities	$901,731	$712,680

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	2,794,577	928,913
Proceeds of fixed maturities available for sale redeemed or matured	512,559	421,903
Proceeds of fixed maturities held to maturity redeemed	25,000	-
Proceeds of equities available for sale sold	801,756	902,011
Purchase of fixed maturities available for sale	(3,498,192)	(2,063,363)
Purchase of equities available for sale	(825,527)	(881,060)
Net sale (purchase) of other invested assets	(22,772)	4,677
Net sales (purchases) in securities lending invested collateral	572,356	(199,541)
Net purchase of short-term investments	(174,395)	(21,336)
Change in other liabilities for securities in course of settlement	(129,228)	39,268
Other, net	2,581	(1,507)
Net cash (used in) provided by investing activities	58,715	(870,035)
Cash flows from financing activities:
Net change in securities lending payable	(841,300)	199,541
Dividends to stockholders	(33,791)	(28,427)
Proceeds from common stock issued	747	4,302
Other, net	566	116
Net cash (used in) provided by financing activities	(873,778)	175,532
Effect of exchange rate changes on cash and cash equivalents	(3,877)	2,628
Change in cash and cash equivalents	82,791	20,805
Cash and cash equivalents, beginning of period	255,432	205,264
Cash and cash equivalents, end of period	$338,223	$226,069

Supplemental cash flow information:
Income taxes paid, net	$104,310	$153,079
Interest paid on senior notes	21,563	21,563

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive (Loss) Income Data:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands)
Net (loss) income	($ 107,521)	$141,726	$97,865	$374,617

Other comprehensive (loss) gain:
Net unrealized (depreciation) appreciation of investments, net of tax:

Net unrealized holding (losses) gains	(471,111)	36,686	(794,285)	(84,933)
Deferred income tax benefit (charge) on above	164,890	(12,840)	278,000	29,727
Reclassification adjustment for losses (gains) included in net (loss) income	161,907	(17,011)	222,594	(43,397)
Deferred income tax (charge) benefit on above	(56,668)	5,954	(77,908)	15,189
	(200,982)	12,789	(371,599)	(83,414)

Net unrealized currency translation (loss) gain, net of tax:
Net unrealized currency translation (loss) gain	(108,025)	60,977	(49,799)	91,134
Deferred income tax benefit (charge) on above	37,809	(21,342)	17,430	(31,897)
	(70,216)	39,635	(32,369)	59,237

Other comprehensive (loss) gain	(271,198)	52,424	(403,968)	(24,177)

Comprehensive (loss) income	($ 378,719)	$194,150	($ 306,103)	$350,440

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands)
Net premiums written by office:

Domestic	$525,155	$472,368	$1,528,474	$1,482,348

International:

Europe:
London	221,267	210,363	637,495	600,636
Paris	86,522	85,893	280,965	257,429
Zurich	106,574	101,615	283,898	265,711
	414,363	397,871	1,202,358	1,123,776

Other:
Toronto	25,750	28,918	63,144	75,421
Miami (Latin America and the Caribbean)	92,660	58,319	211,122	170,403
Hong Kong	26,786	21,251	72,744	65,826
Tokyo	9,468	5,897	40,477	34,098
	154,664	114,385	387,487	345,748

Total international	569,027	512,256	1,589,845	1,469,524

Total net premiums written	$1,094,182	$984,624	$3,118,319	$2,951,872

Net effect of changes in foreign currency exchange rates on the increase in net premiums written in 2008 as compared to 2007:

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
Increase in original currency	9.8%	2.6%
Foreign exchange effect	1.3	3.0
Increase as reported in U.S. dollars	11.1%	5.6%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Premium Data (continued):

Other net premiums written data (estimated):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Treaty	96.3%	96.2%	96.7%	96.2%
Facultative	3.7	3.8	3.3	3.8
	100.0%	100.0%	100.0%	100.0%

Property	33.2%	28.7%	31.0%	29.5%
Casualty	66.8	71.3	69.0	70.5
	100.0%	100.0%	100.0%	100.0%

Total gross premiums written (in thousands)	$1,181,280	$1,043,625	$3,377,769	$3,214,939

Source of gross premiums written:

Affiliates	12.0%	11.7%	12.9%	13.2%
Other	88.0	88.3	87.1	86.8
	100.0%	100.0%	100.0%	100.0%

Supplemental Net Loss and Loss Adjustment Expense Reserve Data:

Changes in net loss and loss adjustment expense reserves:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in millions)
Reserve for net unpaid losses and loss adjustment expenses at beginning of period	$7,316.6	$6,450.5	$6,899.7	$6,207.2
Net losses and loss adjustment expenses incurred	848.3	630.1	2,204.3	1,947.6
Net losses and loss adjustment expenses paid	506.2	434.9	1,497.9	1,540.9
Foreign exchange effect	(121.2)	23.0	(68.6)	54.8
Reserve for net unpaid losses and loss adjustment expenses at end of period	$7,537.5	$6,668.7	$7,537.5	$6,668.7

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:
Net investment income:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in millions)
Fixed maturities	$105.8	$101.3	$318.9	$291.5
Equities	5.7	5.3	13.9	20.8
Other invested assets
(including limited partnerships)	(4.5)	3.8	5.1	27.5
Other	5.9	4.3	17.9	14.8
Total investment income	112.9	114.7	355.8	354.6
Investment expenses	(2.5)	(2.5)	(7.7)	(6.9)
Net investment income	$110.4	$112.2	$348.1	$347.7

Realized net capital (losses) gains:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in millions)
Sales of securities	($37.7)	$19.9	($20.2)	$46.8
Other-than-temporary impairment
write-downs	(124.2)	(2.9)	(202.4)	(3.4)
Net foreign currency transaction
gains (losses)	4.3	(2.3)	(9.9)	(11.4)
Realized net capital (losses) gains	($157.6)	$14.7	($232.5)	$32.0

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data:
Investments by category:
	September 30, 2008
	Amount	Percent
	(dollars in thousands)
Fixed maturities:
Held to maturity (at amortized cost):
Municipalities	$1,219,675	10.8%

Available for sale (at fair value):
Corporate	2,012,249	17.9
U.S. Government and government agencies	167,027	1.5
Foreign government	237,288	2.1
Municipalities	5,298,472	47.2
Asset-backed securities	213,619	1.9
	7,928,655	70.6
Total fixed maturities	9,148,330	81.4
Equities available for sale:
Common stocks	507,073	4.5
Nonredeemable preferred stocks	113,134	1.0
Total equities	620,207	5.5
Other invested assets	268,016	2.4
Securities lending invested collateral	959,756	8.6
Short-term investments	237,232	2.1
Total investments	$11,233,541	100.0%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Fixed maturities portfolio data:

Ratings as of September 30, 2008:

		AAA	AA	A	BBB	Other (b)	Total
		(in millions)
Held to maturity:
	Non-asset-backed (a)	$596	$561	$63	$-	$-	$1,220

Available for sale:
	Asset-backed:
	Commercial mortgage-backed	67	-	10	-	10	87
	Residential:
	Mortgage-backed:
	Alt-A	62	-	-	-	12	74
	Prime non-agency	31	-	-	-	-	31
	HELOC	-	-	-	-	9	9
	Other asset-backed	-	12	-	-	-	12
	Non-asset-backed (a)	2,869	4,059	736	26	25	7,715
	Total available for sale (c)	3,029	4,071	746	26	56	7,928

	Total fixed maturities	$3,625	$4,632	$809	$26	$56	$9,148

Percent of total fixed maturities		39.6%	50.6%	8.9%	0.3%	0.6%	100.0%

(a)	Non-asset-backed fixed maturities in the aggregate include insured municipal bonds with ratings as follows:

						Below
						BBB or
		AAA	AA	A	BBB	Not Rated	Total
	Insured rating	$1,125	$1,597	$314	$-	$4	$3,040
	Underlying rating	224	2,065	718	22	11	3,040

(b)	Consists of BB rated securities, except for $6 million of non-asset-backed securities which are not rated.

(c)	At September 30, 2008, pre-tax net unrealized depreciation on the available for sale fixed maturity portfolio totaled $424 million. $39 million of such amount relates to asset-backed securities and $385 million relates to non-asset-backed securities.

Duration as of September 30, 2008: 6.2 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Securities lending invested collateral data (a):

Ratings of securities lending invested collateral as of September 30, 2008:

	AAA	AA	A	BBB	B	Total
			(in millions)
Fixed maturities available for sale:
Foreign asset-backed:
Commercial mortgage-backed	$78.8	$5.9	$-	$-	$-	$84.7
Residential mortgage-backed	241.4	13.6	-	-	-	255.0
Other asset-backed	22.2	5.2	-	-	-	27.4
Total foreign asset-backed	342.4	24.7	-	-	-	367.1
Foreign non-asset-backed	37.8	278.4	207.1	1.0	1.9	526.2
Total fixed maturities available for sale	$380.2	$303.1	$207.1	$1.0	$1.9	893.3
Cash equivalents						66.5

Total securities lending invested collateral (b)
						$959.8

Total securities lending invested collateral invested in fixed maturities available for sale by rating	42.6%	33.9%	23.2%	0.1%	0.2%	100.0%

(a)			Information presented herein represents the fair value of underlying securities included on the Balance Sheet as securities lending invested collateral.
(b)			At September 30, 2008, pre-tax net unrealized depreciation on the securities lending invested collateral totaled $66.1 million. $45.9 million of such amount relates to asset-backed securities and $20.2 million relates to non-asset-backed securities.

Duration of fixed maturities available for sale included above as of September 30, 2008: 0.1 years

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Statistical Supplement

Supplemental Investment Data (continued):

Other investment data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Pre-tax yield on fixed maturity portfolio (a)	4.5%	4.5%	4.5%	4.4%

Effective tax rate on net investment income (b)	12.0%	15.8%	14.0%	16.8%

(a)	Represents annualized pre-tax net investment income from fixed maturities (excluding fixed maturities included in securities lending invested collateral) for the periods indicated divided by the average balance sheet carrying value of the related fixed maturity portfolio for such periods.
(b)	Represents the portion of income tax expense related to net investment income divided by net investment income.

Other Data:
	(Estimated)
	September 30,	December 31,
	2008	2007
	(in thousands)
Statutory surplus of Transatlantic Reinsurance Company®	$3,321,000	$3,368,801

CONTACT:
Transatlantic Holdings, Inc., New York
Steven S. Skalicky, 212-770-2040